Exhibit 10.4
AWARD AGREEMENT - EMPLOYEES
(For Performance Shares Award)

To:                        Number:
(Name of Award Recipient)
    Date of Grant:

There hereby is granted to you, as a key employee of Invacare Corporation (“Invacare”) or of a subsidiary, an award of XX,XXX performance shares (the “Target Number”). This award is granted to you pursuant to the Invacare Corporation 2018 Equity Compensation Plan (the “Plan”) and is subject to the terms and conditions set forth below and in the Plan. This award is granted for valuable future services to be rendered by you to Invacare or a subsidiary. Please acknowledge your acceptance of the terms of this award by signing below.

/s/ Anthony C. LaPlaca

Anthony LaPlaca
Sr. Vice President, General Counsel and Secretary

I. VESTING AND DELIVERY OF SHARES. The Performance Period (as defined in the Plan) for the performance shares granted hereunder shall start on [Insert Date] and end on [Insert Date]. Subject to your continuous employment with Invacare or a subsidiary (except as provided in the case of your Retirement (as defined in Article II), death or disability) through the final date of the Performance Period (the “Vesting Date”), you will be entitled to receive a number of shares of Invacare common stock (the “Shares”) equal to the number of performance shares that vest based on the levels of achievement of the performance goals set forth in Exhibit A, which may range from 0% to 150% of the Target Number. To the extent vested and deliverable, Invacare will issue you “net shares” on the Vesting Date after withholding the number of shares necessary to cover your withholding tax obligations. The net Shares will be delivered to you no later than sixty (60) days following the Vesting Date.

II. TERM OF AWARD. Your award shall not be affected by any temporary leave of absence approved in writing by Invacare and described in Section 1.421-7(h) of the Federal Income Tax Regulations. If, prior to the Vesting Date, you cease to be an employee for any reason other than Retirement, death or disability, you will forfeit any and all rights you have to the performance shares.

If you die or become disabled prior to the Vesting Date and while you are an employee, you, or your estate or personal representative, shall become vested in a prorated number of performance shares. The prorated number of performance shares shall be equal to (a) times (b), in which (a) is the Target Number of performance shares and (b) is (i) the number of completed months between the first day of the Performance Period and the date of your death or termination due to disability divided by (ii) 36. If the proration formula results in any fractional shares, such fractional shares shall be rounded to the next lower whole Share. Any Shares to which you (or your estate or personal representative) become entitled pursuant to this paragraph shall be delivered to you (or your estate or personal representative) no later than sixty (60) days following the date of your termination of employment due to disability or death.

If you Retire prior to the Vesting Date, you will be entitled to receive a pro-rata portion of the performance shares based on the level at which performance goals are attained during the Performance Period. The prorated number of performance shares shall be equal to (a) times (b), in which (a) is the actual number of performance shares that would have otherwise vested, pursuant to Article I, if you had remained employed through the end of the Performance Period and (b) is (i) the number of completed months between the first day of the Performance Period and the date of your Retirement divided by (ii) 36. If the proration formula results in any fractional shares, such fractional shares shall be rounded to the next lower whole Share. Any Shares to which you become entitled pursuant to this paragraph shall be delivered to you no later than sixty (60) days following the Vesting Date. For purposes of this Agreement, “Retirement” or “Retire” means a termination of your employment with Invacare or a subsidiary after you have attained either (i) age fifty-five (55) with ten (10) years of service to Invacare or a subsidiary or (ii) age sixty-five (65) with five (5) years of service to Invacare or a subsidiary.

If, prior to the Vesting Date, the Compensation and Management Development Committee of the Board of Directors of Invacare (the “Committee”) finds that you intentionally committed an act materially inimical to the interests of Invacare or a subsidiary, you shall forfeit all of the performance shares as of the time you committed such act, as determined by the Committee.

III. TERMINATION OF AWARD UNDER
CERTAIN CIRCUMSTANCES. The Committee may cancel your award at any time prior to the Vesting Date, in which case you shall forfeit all of the performance shares as of the date of such cancellation, if you are not in compliance with all applicable provisions of this Agreement or the Plan or if you, without the prior written consent of the Committee, engage in any of the following activities: (i) you render services for an organization, or engage in a business, that is, in the judgment of the Committee, in competition with Invacare; or (ii) you disclose to anyone outside of Invacare, or use for any purpose other than Invacare's business, any confidential information or material relating to Invacare, whether acquired by you during or after employment with Invacare, in a fashion or with a result that is or may be injurious to the best interests of Invacare, as determined by the Committee.

The Committee may, in its discretion and as a condition to the continuance of this award, require you to represent in writing that you are in compliance with all applicable provisions of this Agreement and the Plan and have not engaged in any activities referred to in clauses (i) and (ii) above.

IV. DIVIDEND EQUIVALENTS. The performance shares shall not entitle you to receive any dividends that are paid with respect to Invacare’s common stock prior to the Vesting Date. Upon the vesting of the performance shares, if any, and the issuance of Shares to you, you shall become entitled to any dividends that are paid with respect to such Shares after the Vesting Date.

V. TRANSFERABILITY. This Agreement shall be binding upon and inure to the benefit of any successor of Invacare and your heirs, estate and personal representative. Your award shall not be transferable other than by will or the laws of descent and distribution.

VI. ADJUSTMENTS OR AMENDMENTS. Subject to Section 4.06 of the Plan, in the event that, subsequent to the date of this Agreement and prior to the Vesting Date, the outstanding common shares of Invacare are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange of other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, liquidation, dissolution, sale of assets or other such change, including, without limitation, any transaction described in Section 424(a) of the Internal Revenue Code (the “Code”), increased, decreased, changed into or exchanged for a different number or kind of shares of stock or other securities of Invacare or another entity or converted into cash, then, except as otherwise provided below, there shall automatically be substituted for each Invacare common share subject to the award, the amount of cash or other securities or property into which each outstanding Invacare common share shall be converted or exchanged. Notwithstanding the preceding provisions of this Paragraph VI, the Committee may, in its sole discretion, make other adjustments or amendments to the securities subject to the award and/or amend the provisions of the Plan and/or this Agreement, to the extent appropriate, equitable and in compliance with the Plan and provisions of Section 409A of the Code to the extent applicable and any such adjustment or amendment shall be final, binding and conclusive. Any such adjustment or amendment shall provide for the elimination of fractional shares.

VII. PROVISIONS OF PLAN CONTROL. This Agreement is subject to all of the terms, conditions and provisions of the Plan (all of which are incorporated herein by reference) and to such rules, regulations, and interpretations related to the Plan as may be adopted by the Committee and as may be in effect from time to time. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Committee has authority to interpret and construe any provision of this Agreement and its interpretation and construction shall be binding and conclusive.

VIII. LIABILITY. The liability of Invacare under this Agreement and any distribution of Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Agreement shall be construed to impose any liability on Invacare, its officers, employees or any subsidiary with respect to any loss, cost or expense which you may incur in connection with or arising out of any transaction in connection with this Agreement.

IX. WITHHOLDING. You agree that, as a condition to your receipt of the Shares upon vesting of the performance shares hereunder, Invacare may make appropriate provision for tax withholding, if required, with respect to the transactions contemplated by this Agreement. Unless you make other arrangements that are satisfactory to the Committee to cover Invacare’s or its subsidiary’s withholding obligations, at any time that taxes are required to be withheld in connection with the performance shares, Invacare or its subsidiary shall withhold Shares from the Shares otherwise deliverable to you with a Fair Market Value (as defined in the Plan) equal to the amount required to satisfy the minimum tax withholding obligations applicable to you relating to this Agreement.

X. ADJUSTMENT AND CLAWBACK. You acknowledge that this award and any payment made hereunder is subject to Invacare’s Executive Compensation Adjustment and Recapture Policy. In addition, you acknowledge that the Plan will be administered in compliance with Section 10D of the Securities Exchange Act of 1934, as amended, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which Invacare’s shares may be traded, and any policy of Invacare adopted pursuant to such law, rules, or regulations. This Agreement may be amended to further such purpose without your consent.

XII. SECTION 409A OF THE CODE. It is intended that this Agreement and the compensation and benefits hereunder meet the requirements for compliance with, or exemption from, Section 409A of the Code (“Section 409A”), and this Agreement shall be so interpreted and administered. In addition to the general amendment rights of Invacare with respect to the Plan, Invacare specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with exemption from (or compliance with) Section 409A and other laws. In no event, however, shall this section or any other provisions of this Agreement be construed to require Invacare to provide any gross‑up for the tax consequences of any provisions of, or payments under, this Agreement. Except as may be provided in another agreement to which Invacare is bound, Invacare and its affiliates shall have no responsibility for tax or legal consequences to you (or your beneficiaries) resulting from the terms or operation of this Agreement or the Plan.

ACCEPTANCE

The undersigned hereby accepts the terms of the performance shares award granted herein and acknowledges receipt of a copy of the Invacare Corporation 2018 Equity Compensation Plan.

_________________________ ___________________
(Signature of Award Recipient)     (Date)

EXHIBIT A

INSERT FINANCIAL GOALS HERE